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                                                                    EXHIBIT 10.3

                         AMENDMENT TO PURCHASE AGREEMENT



         THIS AMENDMENT TO PURCHASE AGREEMENT ("AMENDMENT") was entered into this 27th day of September, 2002, effective July 1, 2002, by and between GRAND CASINOS NEVADA I, INC., a Minnesota corporation ("GCN") (hereinafter referred to as "GCN" or "SELLER") and METROFLAG BP, LLC, a Nevada limited liability company ("BUYER").

                                    RECITALS:

     A. Seller and Buyer entered into that certain purchase agreement, dated as of December 28, 2001, as modified by those certain Letter Agreements dated June 26, 2002, July 15, 2002, July 30, 2002, August 14, 2002, August 30, 2002 and
September 10, 2002 (hereinafter the "PURCHASE AGREEMENT"), pursuant to which Seller agreed to sell, and Buyer agreed to purchase, all of Seller's interest in that certain Lease Agreement originally by and between Brooks Family Trust and Nevada Brooks Cook, as Landlord, and Cloobeck Enterprises, a California corporation and GCN, as Tenant, dated June 17, 1996, covering the real property located in Las Vegas, Nevada, which is improved with a motel operating under the name of Travelodge.

     B. All capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Purchase Agreement.

     C. As a result of an adverse change in economic conditions, Seller and Buyer desire to provide for a Purchase Price adjustment.

     D. Seller and Buyer desire to extend the Post Closing Conditions Period, and make certain other modifications relating to the Post Closing Conditions.

     E. Simultaneous herewith, Metroflag Polo and Seller have entered into an amendment to the Polo Purchase Agreement providing for a similar extension of time of the post closing conditions contained in the Polo Purchase Agreement, as well as certain other matters.

     NOW, THEREFORE, in consideration of the recitals, and the agreements hereinafter provided and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Buyer and Seller, Buyer and Seller agree that the Purchase Agreement is hereby amended as follows:

     1. The Purchase Price, as specified in Section I, is adjusted to Seven Million Five Hundred Thousand Dollars ($7,500,000), effective July 1, 2002. As a result of this Purchase Price adjustment, Seller and Buyer agree to execute the Amended and Restated Note in the form attached hereto as Exhibit A (the "RESTATED NOTE") and the Supplement



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to Deed of Trust in the form attached as Exhibit B (the "SUPPLEMENT DEED OF
TRUST"). As appropriate, all references to "Note" in the Purchase Agreement shall be changed to "Restated Note". Simultaneous with the receipt of the executed Restated Note, Seller shall return the Note to Buyer for cancellation.

     2. Section I(a)(iii) shall be deleted in its entirety.

     3. The Post Closing Conditions Period referred to in Section V shall be redefined to mean the period of time commencing on the Closing Date and continuing through and including the date December 10, 2002.

     4. Notwithstanding anything to the contrary in the Agreement, the Down Payment shall be deemed refundable (to the extent provided in Section II(b), as amended herein) until the satisfaction, or waiver by Buyer, of all of the Post Closing Conditions, at which time the Down Payment shall become nonrefundable.

     5. Section II(a) shall be deleted in its entirety and replaced with the following: "(a) In the event that Seller does not satisfy (or Buyer does not waive) all of the Post Closing Conditions set forth in Section V hereof and all of the Post Closing Conditions set forth in Section V(a) of the Polo Purchase Agreement by the expiration of the Post Closing Conditions Period, Seller shall be obligated to repurchase the Property from Buyer (the "REPURCHASE") on the terms and conditions set forth below. Buyer shall provide written notice to Seller of its election to require the Seller to consummate the Repurchase (the "REPURCHASE NOTICE") within five (5) business days after the expiration of the Post Closing Conditions Period. The closing of such Repurchase shall occur after December 27, 2002 and not later than fifteen (15) days after the date that the Repurchase Notice is delivered to Seller. Notwithstanding anything to the contrary contained in this Agreement, Buyer shall not be entitled to cause Seller to Repurchase the Property if Buyer is then in default under either the Restated Note or Deed of Trust, as supplemented. In connection with the Repurchase, the parties agree that the terms and conditions of Section VIII shall apply as appropriate with respect to the execution and delivery of closing documents and allocation and payment of rents, taxes, insurance, utilities, security deposits, and all other closing costs.

     6. The entire second paragraph of Section IV is deleted, it being agreed that all of the Unacceptable Exceptions have been removed.

     7. Seller and Buyer acknowledge and agree that (a) the Amended REA has been duly executed by each of them, (b) the fee owners of the Travelodge Property (the Brooks Fee Owners) have duly executed the Consent and Joinder of Brooks Fee Owner attached thereto, (c) the Amended REA (as so executed) has been properly filed of record, Finova Capital Corporation has duly executed its Consent and Subordination attached to the Amended REA, and (d) all the requirements of
Section V(a) have been satisfied, except for (x) the execution by Dorfinco Corporation of the other Consent and Subordination attached to the Amended REA, to the extent the latter execution is legally required; and (y) the proper recording of the consents of Dorfinco Corporation and



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Finova Capital Corporation to the Amended REA, as and when executed by Dorfinco
Corporation, to the extent such execution is legally required.

     8. Section V(b) shall be deleted in its entirety.

     9. Except as expressly set forth herein, the Purchase Agreement is not modified and shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment intending to be bound by the provisions herein contained.

                                       SELLER:

                                       GRAND CASINOS OF NEVADA I, INC.
                                       a Minnesota corporation



                                       By:      /s/ Timothy Cope
                                          --------------------------------------
                                       Its:     Chief Financial Officer
                                           -------------------------------------

                                       BUYER:

                                       METROFLAG BP, LLC,
                                       a Nevada limited liability company

                                       By:      Metro Two, LLC, a Nevada limited
                                                liability company, its member



                                       By:      /s/ Brett Torino
                                          --------------------------------------
                                                Brett Torino, Manager